EXHIBIT 10.1

RAYONIER INC.

I, James L. Posze, do hereby certify that I am the Senior Vice President, Human Resources of Rayonier Inc. (“Company”) and that pursuant to the authority granted me in resolutions adopted by the Board of Directors of the company on February 24, 1994, hereby adopted the following preambles and resolutions on July 18, 2013;

WHEREAS, the Company maintains the Retirement Plan for Salaried Employees of Rayonier Inc. (the “Salaried Retirement Plan”); and

WHEREAS, in accordance with the power reserved to it in Section 10.01 of the Salaried Retirement Plan, the Company may amend the Salaried Retirement Plan at any time, subject to certain conditions not now relevant; and

WHEREAS, the Company has determined it to be in its best interests to amend the Salaried Retirement Plan to allow employees whose employment is terminated without cause by the Company, and who are within twelve months of their eligibility to request and receive a Standard Early Retirement Allowance or Special Early Retirement Allowance, to allow these employees to be deemed eligible and to receive their early retirement allowance under the Salaried Retirement Plan; and

WHEREAS, the Company has determined it to be in its best interests to amend the Salaried Retirement Plan to exclude severance that is paid in a lump sum from Compensation used to determine benefits payable from the Salaried Retirement Plan; and

WHEREAS, the Company has reviewed the language of the amendment described as follows and has found it suitable for these purposes.

NOW THEREFORE, be it

RESOLVED, that the Salaried Retirement Plan be, and hereby is, amended as of August 1, 2013, in the following respects;

1.	The final paragraph of Section 2.02 is deleted and replaced in its entirety by the following:
“The Compensation of a Member during the period of absence covered by clause (vii) above shall be the amount of periodic salary continuation payments that the Member actually receives during such period. Salary continuation payments paid in the form of a lump sum shall be excluded from the Compensation of a Member. Any period of absence for which salary continuation payments are paid in the form of a lump sum shall not be considered when determining Benefit Service pursuant to the provisions of this Section 2.02.”

2.    Section 4.03(a) is deleted and replaced in its entirety by the following:
“Voluntary Termination Eligibility. A Member, who has not reached his or her Normal Retirement Date but has, prior to his or her voluntary termination of employment reached the 55th anniversary of his or her birth and completed ten years of Eligibility Service, is eligible to retire on a standard early retirement allowance on the first day of the calendar month coincident with or next following termination of employment, which date shall be the Member’s Early Retirement Date.
Involuntary Termination Without Cause Eligibility. A Member, who has not reached his or her Normal Retirement Date but has, prior to his or her involuntary termination of employment without cause by the Company, reached the 54th anniversary of his or her birth and completed nine years of Eligibility Service, is eligible to retire on a standard early retirement allowance on the first day of the calendar month coincident with or next following termination of employment, which date shall be the Member’s Early Retirement Date.”

3.    Section 4.04(a) is deleted and replaced in its entirety by the following:
“Voluntary Termination Eligibility. A Member who has not reached his or her Normal Retirement Date but who prior to his or her voluntary termination of employment (i) has reached the 55th anniversary of his or her birth and completed 15 years of Eligibility Service or (ii) has reached the 50th anniversary of his or her birth but not the 55th anniversary of his or her birth and whose age plus years of Eligibility Service equals 80 or more, is eligible, in either case, to retire on a special early retirement allowance on the first day of the calendar month coincident with or next following termination of employment, which date shall be the Member’s Special Early Retirement Date.
Involuntary Termination Without Cause Eligibility. A Member who has not reached his or her Normal Retirement Date but who prior to his or her involuntary termination of employment without cause by the Company (i) has reached the 54th anniversary of his or her birth and completed 14 years of Eligibility Service or (ii) has reached the 49th anniversary of his or her birth but not the 54th anniversary of his or her birth and whose age plus years of Eligibility Service equals 78 or more, is eligible, in either case, to retire on a special early retirement allowance on the first day of the calendar month coincident with or next following termination of employment, which date shall be the Member’s Special Early Retirement Date.”

RESOLVED, that the proper officers of the Company be, and they hereby are, authorized and directed to take such actions including, but not limited to, making change in the provisions of the Salaried Retirement Plan and related master trust as they deem necessary on the advice of counsel, to effectuate the foregoing resolutions, so, as amended, the Salaried Retirement Plan continues to qualify under Section 401(a) of the Internal Revenue Code (“Code”) and the related master trust continues to be tax-exempt under Section 501(a) of the Code, and be it further

RESOLVED, that the foregoing resolutions are subject to and conditioned upon said resolutions not adversely affecting the continued qualified status of the Salaried Retirement Plan under Section 401(a) of the Code or the tax-exempt status of the related master trust under Section 501(a) of the Code.

Dated July 18, 2013         /s/ James L. Posze
James L. Posze
Senior Vice President, Human Resources

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